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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2003

FLEETWOOD ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-07699 (Commission File Number)	95-1948322 (IRS Employer Identification Number)
3125 Myers Street, Riverside, California	92503-5527
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 351-3500

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

        On January 10, 2003, the Board of Directors of Fleetwood Enterprises, Inc., a Delaware corporation (the "Registrant"), approved and adopted Amendment No. 2 to Rights Agreement (the "Amendment"), dated as of December 31, 2002, by and between the Registrant and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank, f/k/a BankBoston, N.A.) as Rights Agent (the "Rights Agent"). The Amendment amends the Rights Agreement, dated as of September 15, 1998 and amended as of April 30, 2001, between the Registrant and the Rights Agent (as so amended, the "Rights Agreement").

        The Amendment provides for an exception to the definition of "Acquiring Person" in the Rights Agreement to permit a Passive Institutional Investor (as defined in the Amendment) to be or become the beneficial owner of common stock of the Registrant ("Common Stock") representing less than 17.5% of the shares of Common Stock then outstanding without becoming an Acquiring Person, as long as the Passive Institutional Investor continues to meet the definition of such term as set forth in the Rights Agreement. Generally, a Passive Institutional Investor is defined as an institutional investor that acquired the Common Stock in the ordinary course of its business, that is eligible to report its beneficial ownership on a Schedule 13G under the Securities Exchange Act of 1934 (the "Exchange Act") and is not required to (and does not) report its beneficial ownership on a Schedule 13D under the Exchange Act, and that meets certain other criteria relating to such institutional investor's not having a purpose to control or influence the management or policies of the Registrant. The Amendment also makes certain other changes to clarify the definition of "Acquiring Person" under the Rights Agreement.

        The Amendment also effects certain technical clarifications and corrections to Sections 11(a)(ii) and 13(a).

        The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as an exhibit and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits.

EXHIBIT NO.	DESCRIPTION
4.1	Amendment No. 2 to Rights Agreement, dated as of December 31, 2002, by and between the Registrant and EquiServe Trust Company, N.A.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.
Date: January 20, 2003	By:	/s/ Boyd R. Plowman Boyd R. Plowman Executive Vice President Chief Financial Officer

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE